NYSE MKT Equities Exchange Symbol - UEC

Uranium Energy Corp Reports Fiscal 2012 Q3 Production Results and Provides Operations Update

Corpus Christi, TX, June 11, 2012 - Uranium Energy Corp (NYSE MKT: UEC, the "Company") is pleased to report financial and production results for the third quarter ended April 30, 2012. Major third quarter highlights include the following:

  Cumulative Production and Sales to Date: Cumulative production to date totals 273,000 pounds of U3O8 produced from Palangana at an average cash cost(1) of $18 per pound. Of the 273,000 pounds produced, the Company has sold 120,000 pounds at an average price of $52 per pound generating revenues of $6.2 million, and has 153,000 pounds available for sale in inventory with a market value of approximately $7.9 million;

  Production Results for the Quarter: Production from Palangana totaled 34,000 pounds and the Hobson facility processed 37,000 pounds of U3O8.  Total cash costs(1) of production were stable with the prior quarter. During the nine months ended April 30, 2012, total production was 139,000 pounds of U3O8 at an average cash cost(1) of $22 per pound;

  Palangana's Production Area-2 Commenced Operations on Schedule in Late March 2012: Recompletion of existing wells at PA-1 and new well additions from PA-2 have contributed to production stabilization. Palangana production for May was more than 16,000 pounds of U3O8;

  Completion of Equity Financing: Despite a challenging equity capital market environment, the Company closed an over-allotted public offering of its shares for gross proceeds of $22.5 million at a price of $3.60 per share. These funds enable the Company to expand and expedite its Texas growth strategy in terms of new projects, resources and prospective production;

  Additional Projects Acquired in South Texas: The Company acquired the rights to explore for uranium on the highly-prospective Burke Hollow Project in Bee County. Subsequent to April 30, 2012, the Company initiated its first drilling program at Burke Hollow. The Company also acquired the rights to explore for uranium on the Channen Project in Goliad County. Both projects are within 50 miles of the Hobson processing facility;

  Established Major Resource at Anderson Project in Arizona: Subsequent to April 30, 2012, the Company reported an Indicated Resource of 17 million pounds of U3O8 and an Inferred Resource of 12 million pounds of U3O8 at its Anderson Project;

  Additional Production Areas at Palangana: Production Area-3 (PA-3) is scheduled for development in the second half of 2012, with permits under technical review. Additionally, work is underway to permit and develop Production Areas-4 and 5;

  The Goliad ISR Project Is in Advanced Development: The Company has received all of the required permits to begin construction at the Goliad ISR Project and is awaiting the regional EPA's concurrence on the aquifer exemption granted by the State of Texas;

  Acquisition of Cue Resources Ltd. and the Yuty ISR Project Completed: The Company's Yuty Project in Paraguay has a total defined resource of 11.1 million pounds U3O8 and is on trend and directly south of the Company's Coronel Oviedo Project. Integration with the Company's pre-existing operations in Paraguay has been successfully completed; and

  The Company's Balance Sheet Remains Strong: As of April 30, 2012, the Company had $26.2 million of cash in the treasury and 153,000 pounds of U3O8 available for sale in inventory with a market value of approximately $7.9 million. The Company is a debt-free, 100%-unhedged producer.

Palangana Mine - Production Update

During the nine months ended April 30, 2012, the Palangana Mine produced 139,000 pounds of U3O8 and the Hobson facility processed 148,000 pounds of U3O8, at an average cash cost(1) of $22 per pound. During the three months ended April 30, 2012, the Palangana Mine produced 34,000 pounds of U3O8 and the Hobson facility processed 37,000 pounds of U3O8, at an average cash cost(1) of $29 per pound. It should be noted that the total cash costs(1) of production during the last three quarters remained stable, such that the increase in the average cash cost(1) per pound was a direct result of the lower pounds produced during the second and third quarters.

Since the commencement of production to April 30, 2012, a total of 273,000 pounds at an average cash cost(1) of $18 per pound have been processed. At April 30, 2012, the Company had 153,000 pounds of U3O8 available for sale in inventory produced at an average cash cost(1) of $21 per pound, with a market value of approximately $7.9 million.

Production-to-date has been almost entirely from Production Area-1 (PA-1), with Production Area-2 (PA-2) commencing production in late March 2012 and continuing its ramp up. A combination of new well additions from PA-2 and the recompletion of existing wells at all three phases of PA-1 have contributed to stabilizing production performance. Subsequently and as a direct result of these activities, Palangana production for the month of May was more than 16,000 pounds of U3O8.

Development of multiple Palangana production areas is well under way as described below.

Palangana Mine - Development Update

Production Area-3 (PA-3) is scheduled for development in the second half of 2012, and wellfield development of injection and production wells will coincide with the progress made on the Production Area application submitted last quarter to the Texas Commission on Environmental Quality (TCEQ) and currently under technical review. The required surety bond has been posted to initiate drilling and casing of production wells in PA-3, with 16 of 65 planned cased wells having been completed. Initial core leach studies indicate encouraging recovery yields at PA-3.

At Production Area-4 (PA-4) and Production Area-5 (PA-5), the Company has initiated activities in acquiring environmental information to enlarge its permit area to include both areas within its production pipeline. Ecological and archeological baseline information has been developed to include in the mine permit amendment application scheduled for submission during this calendar year fourth quarter. Amendments to the base Radioactive Materials License and Aquifer Exemption are also being worked on at the present time for submission during the fourth quarter as well.

Goliad ISR Project - Advanced Development Update

The Company has received all of the required permits to begin construction at the Goliad ISR Project. To initiate uranium recovery operations at the site, the Company is awaiting the regional EPA's concurrence on the aquifer exemption granted by the State of Texas.

As reported by the Company on May 21, 2012, the regional EPA requested additional information, as they frequently do, from the TCEQ regarding UEC's aquifer exemption at its Goliad ISR project. As noted

in its letter to the TCEQ, the regional EPA has issued more than 30 aquifer exemptions for in-situ uranium mining in Texas. The Company will continue to work with the TCEQ and the EPA as the review process moves forward.

Salvo ISR Project Exploration and Development Update

Two drill rigs were active throughout the majority of the third quarter at the Salvo ISR Project, completing 45 exploration holes and two core holes. Twelve of the exploration holes displayed grade-thickness values meeting or exceeding a 0.30 GT cutoff criterion. The Company's engineers estimate that zones with a GT greater than 0.30 will be shown to be producible. Core samples are currently being tested for leach amenability at the Hobson facility, with additional tests being run at Energy Labs in Casper, Wyoming. Results are expected soon.

Future Production Area One exploration and delineation drilling is nearing completion, and a significant under-explored area showing strong mineralization remains open-ended. Additional exploration and delineation drilling will be planned in order to complete resource assessments in this area.

Burke Hollow Project

The Company acquired the rights to explore for uranium on the Burke Hollow Project, a 17,510-acre property located in eastern Bee County, Texas. This previously explored project is situated on the Goliad trend within the prolific South Texas Uranium Belt, and is located approximately 50 miles to the southeast of the Company's Hobson uranium processing facility.

Subsequent to April 30, 2012, upon receipt of exploration permits from the Railroad Commission of Texas, the Company initiated an aggressive exploration program including a drilling campaign to extend and delineate mineralized zones discovered in 1993 by Total Minerals. Drilling will also include a statistical grid covering the entire property.

Channen Project

The Company acquired the rights to explore for uranium on the Channen Project, a 10,704-acre property located in southern Goliad County, Texas. The project is situated on the Goliad trend within the prolific South Texas Uranium Belt, and is also located approximately 50 miles to the southeast of the Company's Hobson uranium processing facility.

The Company is currently planning an aggressive exploration program including a drilling campaign that will be initiated upon receipt of exploration permits from the Railroad Commission of Texas. It is anticipated that the drill program will initially consist of a statistical grid covering the entire property.

Arizona Updates

Anderson Project

In May 2012, the Company announced a mineral resource for the Anderson Project located in Yapavai County, Arizona with an Indicated Resource of 17 million pounds of U3O8 at grades averaging 0.04%, and an Inferred Resource of 12 million pounds of U3O8 at grades averaging 0.04%. A scoping study along with baseline permitting is currently underway.

Workman Creek Project

During the quarter, an independently prepared NI 43-101 Technical Report was completed and published for the Workman Creek Project located in Gila County, Arizona. The Technical Report confirmed an Inferred Resource of 5.5 million pounds of U3O8 at grades averaging 0.086%.

Paraguay Update

The Company has completed a 10,000-meter drill program at the Coronel Oviedo Project located in eastern Paraguay. Results from this program are being compiled and will be announced shortly. An NI 43-101 Technical Report is also underway and expected to be published in the near future.

Financial Review

The following is a financial review of the Company for the three and nine months ended April 30, 2012, and should be read in conjunction with the consolidated financial statements and management's discussion and analysis as contained in the Company's Form 10-Q filing available at the Company's website at www.uraniumenergy.com or on EDGAR at www.sec.gov.

Results of Operations

During the nine months ended April 30, 2012, the Company recorded revenue of $6.2 million resulting from the sale of 120,000 pounds of U3O8 at an average sales price of $52 per pound. Cost of sales, including royalties of $0.7 million, totaled $3.2 million or an average of $21 per pound sold (cash cost (1) per pound sold of $15 excluding royalties).

During the three months ended April 30, 2012 (2012 Q3), the Company recorded a net loss of $8.2 million or $0.10 per share (three months ended April 30, 2011 (2011 Q3): $6.2 million or $0.09 per share). Expenses for 2012 Q3 totaled $8.1 million (2011 Q3: $6.3 million) and include $4.0 million (2011 Q3: $2.9 million) for mineral property expenditures, $3.8 million (2011 Q3: $3.0 million) for general and administrative and $0.3 million (2011 Q3: $0.3 million) for depreciation, amortization and accretion.

During the nine months ended April 30, 2012, the Company recorded a net loss of $20.3 million or $0.27 per share (nine months ended April 30, 2011: $21.8 million or $0.32 per share). Expenses for the nine months ended April 30, 2012 totaled $23.2 million (nine months ended April 30, 2011: $21.8 million) and include $10.9 million (nine months ended April 30, 2011: $8.5 million) for mineral property expenditures, $11.4 million (nine months ended April 30, 2011: $12.5 million) for general and administrative and $0.9 million (nine months ended April 30, 2011: $0.8 million) for depreciation, amortization and accretion.

  Cash costs are key indicators not defined under U.S. GAAP and are non-GAAP measures. Cash costs exclude non-cash components comprised of depreciation, depletion and stock-based compensation.

Liquidity

Net cash used in operating activities for the nine months ended April 30, 2012 was $18.6 million compared to $19.2 million for the nine months ended April 30, 2011. Net cash provided by financing activities for the nine months ended April 30, 2012 was $20.1 million compared to $34.2 million for the nine months ended April 30, 2011. Net cash used in investing activities for the nine months ended April 30, 2012 was $6.0 million compared to $2.9 million for the nine months ended April 30, 2011. At April 30, 2012, the Company had cash and cash equivalents of $26.2 million and working capital of $26.4 million.

Corporate Acquisition Update

The recent downturn in the uranium market has provided the Company with an excellent opportunity to make strategic acquisitions at attractive discounts to historical valuations. The Company entered into the following transaction during the third quarter:

Acquisition of Cue Resources Ltd.

In March 2012, the Company acquired Cue Resources Ltd. which resulted in the acquisition of a 100% interest in the 570,000-acre Yuty Project located in southeastern Paraguay. The Yuty Project has received 31,000 meters of drilling in recent years and has a current NI 43-101 Measured and Indicated resource of 8.9 million pounds U3O8 and an Inferred resource of 2.2 million pounds at grades averaging approximately 0.05%. The project area is on strike with and south of the Company's Coronel Oviedo Project. Preliminary studies indicate amenability to extraction by in-situ recovery. Integration with the Company's pre-existing operations in Paraguay has been successfully completed.

Financing

In April 2012, the Company completed a public offering of 6,246,078 shares of its common stock at a price of $3.60 per Share for gross proceeds of $22,485,880, including 686,078 shares sold pursuant to an over-allotment option exercised by the placement agents. Funds are being applied to expedite and expand operations in South Texas.

Uranium Market Update

At April 30, 2012, the spot price of uranium was $51.75/lb., down $0.25 for the quarter according to The Ux Consulting Company. The spot price is finding strong support in the low $50's, and the long-term contract uranium price recently improved $1.50/lb. to $61.50/lb., the first increase in the long-term price since January 2011 and post-Fukushima.

Recently, there were several positive developments for the industry. A few weeks ago, the local government of the Japanese town of Ohi voted 11-1 in favor of the restart of two nuclear reactors at Kansai Electric's Ohi plant. And last week, statements made by Japan's Prime Minister Yoshihiko Noda confirmed the importance and his continued support for this restart: "It is my decision that Ohi reactors No.3 and No.4 should be restarted to protect the people's livelihoods... cheap and stable electricity is vital. If all the reactors that previously provided 30 percent of Japan's electricity supply are halted, or kept idle, Japanese society cannot survive." The restart of some of Japan's 50 idled nuclear reactors, along with China's expected announcement confirming the resumption of its new reactor approval program, could provide significant positive catalysts for the uranium market in the near term.

Over the longer term, the expected expiration of the Highly Enriched Uranium or HEU agreement between the U.S. and Russia at the end of 2013 would reduce supply to the global uranium market by 24 million pounds per year. This reduction would be significant given the current worldwide supply imbalance to meet operating reactor requirements, and particularly in the U.S., where 104 operating reactors - producing nearly 20% of the country's electricity - consume 55 million pounds of uranium annually of which 95% is imported.

The worldwide nuclear build-out continues with the number of reactors currently under construction totaling 63 in 13 different countries. China, India, Russia and South Korea have reaffirmed their commitment to nuclear energy and continue to lead the global nuclear build-out.

The technical information in this news release has been prepared in accordance with the Canadian regulatory requirements set out in NI 43-101 and was reviewed by Clyde L. Yancey, P.G., Vice President-Exploration for the Company, a qualified person under NI 43-101.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium production, development and exploration company operating North America's newest emerging uranium mine. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the Palangana in-situ recovery project, which is ramping up initial production, and the Goliad in-situ recovery project which has been granted its Mine Permit and is in the initial stages of mine construction. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact North America: Investor Relations, Uranium Energy Corp:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE MKT: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to in this news release are economically or legally mineable.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.